Exhibit 10.2

CONTRACT FOR PURCHASE

THIS PURCHASE AGREEMENT dated as of 2 November 2012, is between Jo Grant Mining Company, Inc. (“Seller”), and Colorado Goldfields Inc., (“Purchaser,” or “Company”).

NOW, THEREFORE, in consideration of the mutual agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Sale.  Seller hereby grants, assigns, sells, transfers, sets over and delivers unto Purchaser all of Seller’s rights and interest in the properties described in Exhibit A, upon the following terms and conditions.

2. Purchase.  Buyer hereby agrees, in exchange for the properties described in Exhibit A of this Contract for Purchase, to the following:

3.

3.1.	Issue to Jo Grant Mining Company, Inc. Twenty Four Million (24,000,000) four-year restricted shares of CGFIA Class A Common Stock on or before January 6, 2013.

3.2.
The Purchaser shall pay $3,000,000 to Jo Grant Mining, Inc. only for the purpose of consummating Seller’s Contract to Buy and Sell Real Estate (Land), between Jo Grant Mining, Inc. (as the Buyer), and Sultan Mountain, LLC, a Texas limited liability company, (as the Seller), dated October 9, 2012, no later than January 6, 2013; and

3.3.	To pay to Jo Grant Mining Company, Inc a sum of $50,000, no later than January 6, 2013.

3.4.
Provide Jo Grant Mining Company for a period of 99 years a 5% Net Smelter Royalty (“NSR”), on the claims listed in Exhibit A.  The payment of the NSR shall be made not more than 45 days after the close of the month during which the payment is received from the smelter or buyer on which such NSR is calculated.

4. Transfer of Title.  Jo Grant hereby agrees that it shall transfer fee simple title and all associated rights listed in Exhibit A free and clear of all liens, property taxes, encumbrances, and restrictions, upon fulfillment of all conditions of this Contract for Purchase.

5. Restrictions on Stock.  The undersigned Seller hereby agrees that for a period commencing on the issuance date of the Class A Common Stock that the Class A Common Stock issued pursuant to paragraph 3.1 of this Agreement and expiring four years from the purchase agreement date, he, she or it will not, directly or indirectly, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company issued pursuant to this Agreement, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Securities”).

5.1.
In order to enable this Paragraph 5 to be enforced, the undersigned Seller hereby consents and Buyer/Issuer agrees that for a period not to exceed four years from the issuance date of the Class A Common Stock to the placing of legends and/or stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the Securities registered in the name of the undersigned Seller or beneficially owned by the undersigned Seller that are issued pursuant to this Agreement.

5.2.	The undersigned Buyer and Seller understands and acknowledges that this Paragraph 5 is revocable by the undersigned Seller under the following circumstances.

5.2.1.
Any change in the ownership or control of common stock of the Company which results in more than 30% of the issued and outstanding common stock of the Company being owned or controlled by a person or entity, or a group of persons or entities, who did not own or control more than 30% of the issued and outstanding common stock of the Company as of the date of this Agreement; provided, however, that it shall not be deemed a "Change of Control" under this subsection (a) if the change in ownership of more than 30% of the issued and outstanding common stock of the Company is pursuant to a public or private offering of common stock by the Company for capital raising purposes, and such offering was approved by the Board of Directors of the Company;

5.2.2.
A merger or consolidation of the Company with another entity such that more than 30% of the issued and outstanding voting stock of the surviving entity is owned or controlled by a person or entity, or a group of persons or entities, who did not own or control more than 30% of the issued and outstanding common stock of the Company as of the date of this Agreement.

6. Default.  If Purchaser has any default remaining uncured for a period of 60 days, or has not closed on or before January 6, 2013, issued the stock described in Paragraph 3.1, then this Purchase Agreement is cancelled.

7. Binding Effect.  This Agreement may not be assigned by either party hereto.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or permitted assigns.

8. Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. Entire Agreement; Modifications.  This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby.  Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party to be charged, and then only to the extent set forth in such instrument.

10. Headings.  Descriptive headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation hereof.

11. Counterparts.  This Agreement may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument.

12. Applicable Law/Attorney’s Fees.  The rights and obligations of the parties to this Agreement shall be governed by the laws of the State of Colorado applicable to contracts made or to be performed entirely within such state.  The prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys’ fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

13. Further Assurances.  Each party hereto agrees to execute any and all documents, and to perform such other acts, whether before or after the date hereof, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

14. Survival.  All representations, warranties, obligations and under-takings of the parties set forth herein shall survive the execution and delivery of this Agreement and Sale and other transactions contemplated hereby.

/s/ C. Stephen Guyer
PURCHASER:	Colorado Goldfields Inc.
C. Stephen Guyer, Chief Financial Officer
Date signed: 2 November 2012

/s/ Stephen C. Fearn
Jo Grant Mining Company, Inc.
SELLER:	Stephen C. Fearn, President
Date signed: 2 November 2012

EXHIBIT A

Claim Name	US Survey No.	Patent No.	Acres
Belle Conklin	899	7431	10.330
Chicago	16046	39721	6.680
Florence R	18291	47075	0.900
Indiana	14696	35280	10.000
Keystone	19674	817450	10.304
Last Chance	16610	40216	3.934
Little Maud	498	23826	7.900
Overlook	19674	817450	3.512
Sam E	19674	817450	5.661
Sultan	15154	38486	6.806
Thunder	19674	817450	5.650
Aletha	670	14433	6.000
Blue Jay	14322	35422	1.698
Bryan	19674	817450	4.182
Champion	14696	35280	10.000
Champion No. 2	14696	35280	10.000
Cocktail	446	6021	7.000
Emblem	487	6165	10.000
Empire	647 - A	6336	10.000
Empire M.S.	647 - B	6336	5.000
Empire Tunnel	14806 - A	36113	10.300
Excelsior	13757 - A	33980	10.312
Fairview	19674	817450	10.282
Florence R Fraction	18291	47075	13.858
Fraction	14328	36053	3.505
Great Central	650	10757	4.200
Great Republic	649 - A	28836	8.200
Great Republic M.S.	649 - B	28836	5.000
Hawkeye	486	6030	8.700
Hercules	648 - A	6337	7.700
Hercules M.S.	648 - B	6337	5.000
Ida The Maid	1807	11163	7.640
Jennie Parker	207	3793	6.100
Justice	19674	817450	3.679
Little Dora	981	7636	7.500
Little Mollie	17833	45022	8.906
Melville M.S.	652 - B	6348	5.000
Neglected	18291	47075	10.310
Oregon	14696	35280	10.000
Seal	488	7574	10.300
Silverton Park	14806 - A	36113	10.300
Silverton Park M. S.	14806 - B	36113	3.973
Smith	17849 - A	45020	10.331
Smith M. S. (less surface rights)	17849 - B	45020	4.522
Stadaconda	2624	23275	0.631
State Street	13757	33980	10.331
victoria	1051 - A	8345	7.300
Victoria M. S.	1051 - B	8345	5.000
Water Witch	651	5.816	4.100
Whitman M.S.	1051 - B	36007	4.990
Total Acres			353.527

A-1